Exhibit 99.1

Contacts:	Lorne E. Phillips, CFO Pioneer Energy Services Corp. (210) 828-7689 Lisa Elliott / lelliott@dennardlascar.com Anne Pearson / apearson@dennardlascar.com Dennard ▪ Lascar Associates, LLC / (713) 529-6600
FOR IMMEDIATE RELEASE
Pioneer Energy Services Renews Contracts with
Ecopetrol for All 8 Rigs in Colombia

SAN ANTONIO, Texas, January 8, 2014 - Pioneer Energy Services (NYSE: PES) today announced it has renewed its drilling contracts with Ecopetrol for all eight of its drilling rigs in Colombia effective January 1, 2014. Pioneer recently operated six rigs for Ecopetrol under contracts that expired on December 31, 2013. The renewed contracts have a one-year fixed term and a slight improvement in day rates as compared to the current contracts.
“We are very pleased to renew these contracts for our eight drilling rigs in Colombia with Ecopetrol,” said Wm. Stacy Locke, President and Chief Executive Officer of Pioneer Energy Services. “Colombia has been a strong market for us since we began operating there in 2007, and we look forward to continuing our good working relationship with Colombia’s largest oil company. We believe that our exceptional safety record and history of solid operating performance with Ecopetrol were important factors in their decision to renew contracts with Pioneer.”
The new contracts require Pioneer to upgrade one of its drilling rigs from 1,000 horsepower to 1,500 horsepower and outfit another rig with an automatic catwalk at a total estimated cost of approximately $7 million. After these upgrades are complete, all eight rigs in Colombia will be 1,500 horsepower electric rigs with walking or skidding systems, top drives and automatic catwalks.
Pioneer’s six drilling rigs that are currently working for Ecopetrol will continue working uninterrupted under the renewed drilling contracts. The seventh rig is expected to begin working in late March after it completes its current contract with Ecopetrol in another region of Colombia. The eighth rig will begin working for Ecopetrol in March after the 1,500 horsepower upgrade is complete.
About Pioneer
Pioneer Energy Services provides contract land drilling services to independent and major oil and gas operators in Texas, Louisiana, the Mid-Continent, Rocky Mountain and Appalachian regions and internationally in Colombia through its Drilling Services Segment. Pioneer also provides well, wireline, coiled tubing and fishing and rental services to producers in the U.S. Gulf Coast, offshore Gulf of Mexico, Mid-Continent and Rocky Mountain regions through its Production Services Segment.
Cautionary Statement Regarding Forward-Looking Statements

Statements we make in this news release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements that are subject to risks, uncertainties and assumptions. Our actual results, performance or achievements, or industry results, could differ materially from those we express in the following discussion as a result of a variety of factors, including general economic and business conditions and industry trends, levels and volatility of oil and gas prices, decisions about exploration and development projects to be made by oil and gas exploration and production companies, economic cycles and their impact on capital markets and liquidity, the continued demand for drilling services or production services in the geographic areas where we operate, the highly competitive nature of our business, our future financial performance, including availability, terms and deployment of capital, future compliance with covenants under our senior secured revolving credit facility and our senior notes, the supply of marketable drilling rigs, well servicing rigs, coiled tubing and wireline units within the industry, changes in technology and improvements in our competitors' equipment, the continued availability of drilling rig, well servicing rig, coiled tubing and wireline unit components, the continued availability of qualified personnel, the success or failure of our acquisition strategy, including our ability to finance acquisitions, manage growth and effectively integrate acquisitions, and changes in, or our failure or inability to comply with, governmental regulations, including those relating to the environment. We have discussed many of these factors in more detail in our Annual Report on Form 10-K for the year ended December 31, 2012, and in our quarterly report on Form 10-Q for the quarter ended September 30, 2013. These factors are not necessarily all the important factors that could affect us. Unpredictable or unknown factors we have not discussed in this news release or in our Annual Report on Form 10-K for the year ended December 31, 2012 or in our quarterly report on Form 10-Q for the quarter ended September 30, 2013 could also have material adverse effects on actual results of matters that are the subject of our forward-looking statements. All forward-looking statements speak only as of the date on which they are made and we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. We advise our shareholders that they should (1) be aware that important factors not referred to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements.